                           SCHEDULE 14A INFORMATION
                           ------------------------

Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Sec 240.14a-11(c) or Sec 240.14a-12


CYPRESS SEMICONDUCTOR CORPORATION
--------------------------------------------------
(Name of Registrant as specified in its charter)

CYPRESS SEMICONDUCTOR CORPORATION
--------------------------------------------------
(Name of person(s) filing proxy statement)


Payment of Filing Fee (Check the appropriate box)

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14(a)-6(i)(1) or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: ___________
(2) Aggregate number of securities to which transaction applies:  _____________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ____________________(A)
(4) Proposed maximum aggregate value of transaction: _______________________

   (A) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check the box if any part if the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1) Amount Previously Paid:  ____________________________
(2) Form, Schedule or Registration Statement No.:  _______________________
(3) Filing Party:  ___________________________
(4) Date Filed:  ___________________________

                       CYPRESS SEMICONDUCTOR CORPORATION

                            3901 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134


           NOTICE OF SOLICITATION OF WRITTEN CONSENT OF STOCKHOLDERS


TO THE STOCKHOLDERS OF CYPRESS SEMICONDUCTOR CORPORATION:

     NOTICE IS HEREBY GIVEN that the Board of Directors of Cypress Semiconductor Corporation, a Delaware corporation (the "Company"), has unanimously approved an amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 75,000,000 shares to 250,000,000 shares (the "Amendment"). If approved by the Company's stockholders, the Amendment will enable the Company to effect a two-for-one split of the Company's outstanding shares of Common Stock (the "Stock Split") structured as a stock dividend. In order for such amendment to become effective, such amendment must be approved by holders of a majority of the Company's outstanding shares of Common Stock. The purpose of this Proxy Statement is to solicit such stockholder approval by written consent.

     Only stockholders of record at the close of business on September 20, 1995 are entitled to notice of the proposed action and to provide or withhold their written consent to such action. The amendment of the Company's Certificate of Incorporation will be filed with the Secretary of State of Delaware on or about October 23, 1995 if approved by the holders of a majority of the Company's outstanding shares of Common Stock through their written consent received prior to such time. The Company's Transfer Agent will begin distribution of the stock certificates representing the dividend effecting the Stock Split on or about October 31, 1995.

                                 By Order of the Board of Directors


                                 Emmanuel Hernandez
                                 Secretary


San Jose, California
September 20, 1995









YOUR CONSENT IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING WRITTEN CONSENT OF STOCKHOLDERS NO LATER THAN OCTOBER 18, 1995.

                                PROXY STATEMENT
                                      OF
                       CYPRESS SEMICONDUCTOR CORPORATION

                            3901 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134

                         INFORMATION CONCERNING VOTING


     This Proxy Statement and the accompanying written consent of stockholders (the "Written Consent") are being furnished to the stockholders of Cypress Semiconductor Corporation (the "Company") in connection with a proposal by the Company's Board of Directors to (i) amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 75,000,000 shares to 250,000,000 shares and (ii) effect a two-for-one split of the Company's outstanding shares of Common Stock structured as a 100% stock dividend. The Written Consent is solicited by the Board of Directors of the Company and provides that a stockholder who marks, signs and mails the Written Consent as directed will be counted as consenting to (or withholding consent to) the Amendment if such Written Consent is received by the Company before the close of business on October 18, 1995.

PROCEDURAL MATTERS

     These materials are being mailed on or about September 20, 1995 to holders of record of the Company's Common Stock on such date. Only stockholders of record on September 20, 1995 (the "Record Date") are entitled to a notice of and to consent or withhold consent to the Amendment. As of September 8, 1995 41,862,904 shares of Common Stock, par value $0.01 per share (the "Common Stock"), were outstanding.

     Before the Amendment can become effective, holders of a majority of the Company's outstanding Common Stock must provide their written consent. Stockholders wishing to consent (or to withhold consent) to the Amendment are asked to sign and return the Written Consent by October 18, 1995. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date for purposes of the Written Consent. Any consent may be revoked in writing at any time, provided such written revocation is received by the Secretary of the Company prior to the close of business on October 13, 1995.
If holders of a majority of the Company's outstanding shares of Common Stock provide consent, the Amendment is expected to become effective on or about October 23, 1995, upon the filing of the Amendment with the Secretary of State of Delaware.

COST OF SOLICITING PROXIES

     The cost of soliciting proxies (in the form of Written Consent attached hereto) has been, or will be, borne by the Company. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies at an estimated fee of [$5,500] plus reimbursement of reasonable expenses. In addition to solicitation by mail, the Company requests banks, brokers and other custodians, nominees and fiduciaries to send Proxy Statements to the beneficial owners and to secure their instructions as to consents. The Company will reimburse them for their reasonable solicitation expenses.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1996 Annual Meeting must be received by the Corporate Secretary of the Company no later than November 27, 1995 in order to be included in the proxy solicitation materials relating to that meeting.

         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                TO INCREASE SHARES OF AUTHORIZED COMMON STOCK

     In August, 1995, the Board of Directors of the Company (the "Board") unanimously adopted a resolution approving an amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 75,000,000 shares to 250,000,000 shares in order to effect a two-for-one split of the Company's outstanding shares of Common Stock. Each additional share of Common Stock authorized by the Amendment will have the same rights and privileges as each share of Common Stock currently authorized or outstanding.

     The objectives of the Stock Split are to lower the market price of the Company's Common Stock and to increase its trading activity, each of which is expected to increase the liquidity and broaden the marketability of the Common Stock.

     If the Amendment is approved by the stockholders, each record holder of the Company's Common Stock as of October 19, 1995 will be entitled to receive one additional share of Common Stock for each share of Common Stock held on such date. Thus, if the Amendment is authorized and the Stock Split occurs, the Company's stockholders will hold twice the number of shares of Common Stock held before the Stock Split, but each stockholder's proportionate equity interest in the Company will not change. In addition, the number of shares of Common Stock subject to options granted pursuant to the Company's 1994 Stock Option Plan and the Employee Stock Purchase Plan (collectively, the "Plans"), and the number of shares of Common Stock reserved for issuance under the Plans will be doubled, the exercise price of outstanding options will be divided by two and the conversion rate of the Company's outstanding convertible debentures will be similarly adjusted.

     Prior to effectiveness of the Amendment, the Company has 75,000,000 authorized shares of Common Stock. The Company is proposing to increase its reserve of authorized but unissued shares in order to avoid the time and expense of seeking shareholder approval in the future each time it needs to make a new issuance of Common Stock, whether in connection with an acquisition, an increase in shares reserved under an employee stock or option plan, an equity offering, a stock dividend or some other time-sensitive situation. In order to maintain a reserve equivalent to that which existed prior to the stock split, 75,000,000 shares would be required to be added to those currently authorized to bring the total authorized to 150,000,000. Based upon the proposal set forth herein, following the effectiveness of the Amendment and the Stock Split, the Company will increase the reserve to 250,000,000 authorized shares available pursuant to its Certificate of Incorporation. While the Company has no specific, present intentions for the use of such shares, the Company believes that maintaining such a reserve could save time and money in responding to future events requiring the issuance of additional shares of Common Stock, such as acquisitions, equity offerings or increases in the number of shares reserved under employee stock and options plans. Moreover, such shares may be used in connection with future stock splits effected by means of the issuance of a stock dividend, if the Board of Directors concludes that it is in the interest of the Company's stockholders to implement any such stock dividends in the future. The additional shares of Common Stock authorized but not required to effect the Stock Split would be available for issuance from time to time by the Board of Directors without future stockholder action.

REQUIREMENT FOR STOCKHOLDER APPROVAL

     A majority of the shares of Common Stock issued and outstanding as of the Record Date is required to approve the proposed amendment of the Certificate of Incorporation, as described above. Upon receipt of such majority approval, the Amendment is expected to become effective on or about October 23, 1995, upon the filing of the Amendment with the Secretary of State of Delaware.



     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                             ADDITIONAL INFORMATION

                          DESCRIPTION OF CAPITAL STOCK


     The Company has authorized an aggregate of 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of September 8, 1995, there were 41,862,904 shares of Common Stock outstanding, held of record by approximately 2,269 shareholders. There are no shares of Preferred Stock outstanding.

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to any dividend preferences of the Preferred Stock, if any, then outstanding, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to any prior liquidation rights of Preferred Stock, if any were then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.


PREFERRED STOCK

     The Board of Directors has the authority, without further stockholder approval, to issue the undesignated Preferred Stock from time to time in one or more series and to establish the number of shares to be included in each such series, and to fix or alter the voting powers and the designation, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of such series of Preferred Stock, or any or all of them. Any future issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. The Company currently has no plans to issue shares of Preferred Stock.


CONVERTIBLE DEBENTURES:

     The Company currently has outstanding $110 million in subordinated notes convertible into 3,969,600 shares of Common Stock. The conversion ratio of such notes will be adjusted in accordance with the Stock Split to increase by a multiple of two the number of shares reserved for issuance upon conversion of the notes.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth, as of August 31, 1995, information relating to the ownership of the Company's Common Stock beneficially owned by
(i) each person known to the Company to be the beneficial owner of more than 5% of the Company's voting stock, (ii) each director, (iii) each person who was an executive officer and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

                                                   SHARES BENEFICIALLY OWNED
                                                 -----------------------------
   DIRECTORS, OFFICERS, AND 5% STOCKHOLDERS          NUMBER        PERCENT
-----------------------------------------------  -------------- --------------
PRINCIPAL STOCKHOLDERS (1)
--------------------------
 FMR Corp. (2)                                        5,005,151          12.0%
   82 Devonshire Street
   Boston, Massachusetts 02109

 Merrill Lynch & Co., Inc. (3)                        3,203,101           7.7%
   World Financial Center, North Tower
   250 Vesey Street
   New York, New York  10281

 AIM Management Group, Inc. (4)                       2,192,200           5.2%
   11 Greenway Plaza,  Suite 1919
   Houston, Texas  77046

DIRECTORS
--------------------------
 T.R. Rodgers (5)                                       701,915           1.7%

 Pierre R. Lamond (6)                                    99,668            *

 Fred B. Bialek (7)                                     160,709            *

 Eric A. Benhamou (8)                                    20,000            *

 John C. Lewis (9)                                       23,333            *

NAMED OFFICERS
--------------------------
 J. Daniel McCranie (10)                                  4,725            *

 Antonio Alvarez (11)                                    23,402            *

 Emmanuel Hernandez (12)                                 17,458            *

 Lothar Maier (13)                                       12,930            *

 All directors and executive officers at August       1,064,140           2.5%
  31, 1995 as a group (9 persons) (14)

-----------------
* less than 1%

 (1) Based on filings for the 1994 calendar year pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended.

 (2) FMR Corp., through its control of two wholly owned subsidiaries, Fidelity Management and Research Company and Fidelity Management Trust Company, has sole dispositive power with respect to an aggregate of 5,005,151 shares. Edward C. Johnson 3d, Chairman of FMR Corp., and various other Johnson family members and trusts for the benefit of Johnson family members together form a controlling group with respect to FMR Corp.

 (3) Merrill Lynch & Co. Inc. shares voting and dispositive power with respect to 3,203,101 shares with Merrill Lynch Group, Inc., Princeton Services, Inc., Merrill Lynch Asset Management, L.P. and Merrill Lynch Growth Fund for Investment and Retirement.

 (4) AIM Management Group Inc. shares voting and dispositive power with respect to 2,192,200 shares with its wholly owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc.

 (5) Mr. Rodgers is also President and Chief Executive Officer of the Company. Includes options to purchase 497,016 shares of Common Stock exercisable within 60 days of August 31, 1995.

 (6) Includes 61,268 shares held by the Lamond Living Trust. Also includes options held by Mr. Lamond to purchase 11,041 shares of Common Stock exercisable within 60 days of August 31, 1995.

 (7) Represents options to purchase 160,709 shares of Common Stock exercisable within 60 days of August 31, 1995.

 (8) Represents options to purchase 20,000 shares of Common Stock exercisable within 60 days of August 31, 1995.

 (9) Represents options to purchase 23,333 shares of Common Stock exercisable within 60 days of August 31, 1995.

(10) Represents options to purchase 4,725 shares of Common Stock exercisable within 60 days of August 31, 1995.

(11) Represents options to purchase 23,402 shares of Common Stock exercisable within 60 days of August 31, 1995.

(12) Represents options to purchase 17,458 shares of Common Stock exercisable within 60 days of August 31, 1995.

(13) Includes options to purchase 11,161 shares of Common Stock exercisable within 60 days of August 31, 1995.

(14) Includes options held by officers and directors of the Company to purchase an aggregate of 768,845 shares of Common Stock exercisable within 60 days of August 31, 1995.

    (Front side of Written Consent Card)



                       CYPRESS SEMICONDUCTOR CORPORATION

                        WRITTEN CONSENT OF STOCKHOLDERS
                              IN LIEU OF A MEETING

                 THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


     The undersigned stockholders of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware Corporation (the "Company"), in accordance with Section 228 of the Delaware General Corporation Law and the bylaws of the Company, take the following action by Written Consent in lieu of a meeting:







                    CONTINUE AND TO BE SIGNED ON REVERSE SIDE

     (Backside of Written Consent Card)




     [X]  Please mark votes as in this example


     RESOLVED: That the stockholders of the Company hereby approve an amendment of the Certificate of Incorporation to effect an increase in the authorized number of shares of Common Stock of the Company from 75,000,000 to 250,000,000 shares.

This Written Consent is effective as of the date indicated below.

     THIS IS AN ACTION BY WRITTEN CONSENT. THE SHARES REPRESENTED BY THIS WRITTEN CONSENT WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE HEREIN. IF YOU WISH TO AUTHORIZE THE RESOLUTION ABOVE, MARK THE BOX BELOW LABELED "CONSENT GRANTED". IF YOU WISH NOT TO AUTHORIZE THE RESOLUTION, MARK THE BOX LABELED "CONSENT WITHHELD". PLEASE MARK, SIGN, DATE AND RETURN THIS WRITTEN CONSENT PROMPTLY USING THE ENCLOSED ENVELOPE.


               Consent                         Consent
               Granted                         Withheld

                [  ]                             [  ]





Note: Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.


Signature:   ____________________________________   Date:  _________________

Signature:   ____________________________________   Date:  _________________